UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

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Quamtel, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31757	98-0233452
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254

(Address of principal execute offices, including zip code)

(972) 361-1980

(Registrant’s telephone number, including area code)

Atomic Guppy, Inc

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

As described in the Registrant’s Information Statement mailed to stockholders on  August 19, 2009, the Articles of Incorporation of Registrant were amended and restated to, among other things, amend our name to “Quamtel, Inc.” and to recapitalize our capital structure by effecting a one-for-ten reverse split of our common stock and an increase in the aggregate number of shares that we will have the authority to issue to 250,000,000 post-reverse split shares, of which 200,000,000 shares are shares of common stock and 50,000,000 shares are shares of preferred stock.  A full copy of the Amended and Restated Articles of Incorporation are attached to the Information Statement.

The Amended and Restated Articles of Incorporation became effective in Nevada on September 8, 2009. As a result of the amendment, there are now approximately 16,472,000 shares of common stock outstanding. Each stockholder of record will receive a letter of transmittal by which such stockholder should transmit its existing certificates representing shares of common stock  to the Transfer Agent for reissuance of new certificates for post-reverse split shares of common stock.

In addition to the name change, the trading symbol of the common stock on the OTC Bulletin Board will change with the opening of trading on September 9, 2009, from “ATGU” to “QUMI.”

By action of the Board of Directors on July 28, 2009, the Registrant’s fiscal year end was changed from October 31 to December 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2009	Quamtel, Inc.
(Registrant)

	By:	/s/ STUART EHRLICH
Stuart Ehrlich
Chief Executive Officer

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